Inforte Corp. Announces Second Quarter Results

Net Revenue at $9.8 Million; Earnings at Four Cents

CHICAGO, July 26, 2005 /PRNewswire-FirstCall/ -- Customer Intelligence consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were at the high end of guidance for the quarter ending June 30, 2005.

Second quarter revenue was $10.9 million. Net revenue was $9.8 million, which was well above the high end of the guidance range of $8.5 to $9.5 million, representing a sequential increase of 13 percent from the first quarter. Diluted earnings per share (EPS) were $0.04 matching the high end of the guidance range of $0.00 to $0.04, and compared to $0.02 last year.

Dave Sutton, Inforte's chief executive officer and president, commented, "Our performance this quarter was much improved; we are now starting to see the results from the foundation that we have built over the last couple of quarters. In the last three months we have also announced the acquisition of GTS Consulting, Inc. and the creation of Provansis LLC, establishing our managed analytics capabilities. We believe these investments will be key growth drivers for our business in the future."

Actual earnings results for the quarter ending June 30, 2005, and financial highlights, are as follows:

o       Net income for the quarter was $454,000, a net margin of 4.6 percent
o       Operating income was $562,000, an operating margin of 5.7 percent
o Results include $238,000 of non-cash compensation, excluding this, operating margin would have been 8.2 percent and this compares to last year at 0.4 percent. This is the best operating margin performance since the fourth quarter of 2000
o Gross margin was 45.7 percent and compares to 40.4 percent in the second quarter of 2004
o       Cash flow from operations was $467,000 and free cash flow was $442,000
o       Utilization was 73 percent compared to 58 percent last quarter
o Quarterly revenue per consultant and revenue per employee were $223,000 and $178,000 annualized respectively both improved from last quarter
o       As of June 30, 2005, we had 212 employees in total, 170 were billable
o As of June 30, 2005, cash and marketable securities were $33 million, this is $2.82 per share based on 11,724,082 actual shares outstanding at the end of the quarter

Guidance is as follows:

o Inforte's net revenue guidance for 3Q05 is a range of $9 million to $10 million, an increase to the previously communicated guidance range of $8.5 to $9.5 million
o EPS guidance for 3Q05 is a range of $0.01 to $0.05, also an increase to the previously communicated guidance range of $0.00 to $0.04
o Net revenue guidance for 4Q05 is a range of $9 million to $10 million; 4Q05 EPS guidance is a range of $0.01 to $0.05
o       EPS guidance for future quarters includes non-cash compensation expense
o Full year net revenue guidance is a range of $36.4 million to $38.4 million; Pro Forma EPS guidance for the full year excluding expenses incurred in the first quarter from the option exchange offer is a range of $0.06 to $0.14

Nick Heyes, Inforte's chief financial officer, commented, "All of our key metrics for this quarter were much improved and we are now starting to more effectively leverage our business model to meet our profitability goals. The third quarter is a seasonally weak quarter for us and there is also uncertainty driven by the integration of GTS Consulting. However notwithstanding this and the current macro economic uncertainties, we are pleased to be able to raise our earnings and revenue guidance for the upcoming quarter."

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; (vii) integrate acquired businesses; and (viii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.
Inforte Corp. increases the competitive strength of its Global 1000 clients by providing them with insight, intelligence and an infrastructure to close the fact-gap and enable more timely and profitable decision-making. Inforte consultants combine real-world industry, functional and analytical expertise with innovative go-to-market strategies and technology solutions, ensuring that our clients can drive transformational, measurable results in their customer interactions. Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800.340.0200 or visit www.inforte.com.

CONTACT:  kelly.richards@inforte.com, or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the July 26, 2005, Investor Conference Call web cast, which begins at 8:30 a.m. Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)

                                                 THREE MONTHS ENDED            SIX MONTHS ENDED
                                                      JUNE 30,                     JUNE 30,
                                             -------------------------     ------------------------
                                                  2004         2005            2004         2005
                                              ----------    ----------      ----------   ----------
                                              (Unaudited)   (Unaudited)     (Unaudited)  (Unaudited)
Revenues:

  Revenue before reimbursements
    (net revenue)                             $  11,982     $   9,794       $    22,644   $   18,449
  Reimbursements                                  1,798         1,099             3,211        1,990
                                               --------      --------        ----------    ---------
Total Revenues                                   13,780        10,893            25,855       20,439

Operating expenses:
  Project personnel and related expenses          7,177         5,321            12,757       11,080
  Reimbursed expenses                             1,798         1,099             3,211        1,990
  Sales and marketing                             1,393           691             2,579        1,304
  Recruiting, retention and training                370           262               734          461
  Management and administrative                   2,988         2,958             5,895        6,594
                                               --------      --------        ----------    ---------
          Total operating expenses               13,726        10,331            25,176       21,429

Operating income (loss)                              54           562               679         (990)
Interest income, net and other                      272           196               505          457
                                               --------      --------        ----------    ---------
Income (loss) before income tax                     326           758             1,184         (533)
Income tax expense (benefit)                        130           304               473         (217)
                                               --------      --------        ----------    ---------
Net income (loss)                             $     196     $     454       $       711   $     (316)
                                               ========      ========        ==========    =========

Earnings (loss) per share:
-Basic                                        $    0.02     $    0.04       $      0.06   $    (0.03)
-Diluted                                      $    0.02     $    0.04       $      0.06   $    (0.03)

Weighted average common shares outstanding:
-Basic                                           11,029        11,234            11,009       11,184
-Diluted                                         11,385        11,711            11,356       11,184

Expenses as a percentage of net revenue
 Project personnel and related expenses           59.9%         54.3%             56.3%        60.1%
 Sales and marketing                              11.6%          7.1%             11.4%         7.1%
 Recruiting, retention, and training               3.1%          2.7%              3.2%         2.5%
 Management and administrative                    24.9%         30.2%             26.0%        35.7%
 Income tax rate                                  39.9%         40.1%             40.0%        40.7%

Margins
 Gross income                                     40.1%         45.7%             43.7%        39.9%
 Operating income (loss)                           0.4%          5.7%              3.0%        -5.4%
 Pretax income (loss)                              2.7%          7.7%              5.2%        -2.9%
 Net income (loss)                                 1.6%          4.6%              3.1%        -1.7%

Year-over-year change
 Net revenue                                                     -18%                           -19%
 Gross income (loss)                                              -7%                           -25%
 Operating income (loss)                                         945%                          -246%
 Pretax income (loss)                                            132%                          -145%
 Net income (loss)                                               132%                          -144%
 Diluted EPS                                                     100%                          -150%

                NON-GAAP SUPPLEMENTAL INFORMATION (UNAUDITED) (1)
                            STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                        SIX MONTHS ENDED
                                                             JUNE 30,
                                                    -------------------------
                                                        2004          2005
                                                     ----------    ----------
                                                    (Unaudited)  (Unaudited)

Operating income (loss)                                  679          (990)
Tender offer related charges                               -         1,316
Interest income, net and other                           505           457
                                                    --------      --------
Income before income tax                               1,184           783
Income tax expense                                       473           304
                                                    --------      --------
Net income                                         $     711     $     479
                                                    ========      ========
Earnings per share:
-Basic                                             $    0.06     $    0.04
-Diluted                                           $    0.06     $    0.04

Weighted average common shares outstanding:
-Basic                                                11,009        11,184
-Diluted                                              11,356        11,459

Expenses as a percentage of net revenue
 Project personnel and related expenses                56.3%         58.5%
 Sales and marketing                                   11.4%          6.4%
 Recruiting, retention, and training                    3.2%          2.5%
 Management and administrative                         26.0%         30.9%

Margins
 Gross income                                          43.7%         41.5%
 Operating income                                       3.0%          1.8%
 Pretax income                                          5.2%          4.2%
 Net income                                             3.1%          2.6%

Year-over-year change
 Net revenue                                                          -19%
 Gross income                                                         -23%
 Operating income                                                     -52%
 Pretax income                                                        -34%
 Net income                                                           -33%
 Diluted EPS                                                          -33%




(1) The Non-GAAP supplemental information shows results excluding the impact of one-time charges related to the tender offer to convert certain stock options into cash and restricted stock and a one-time cash distribution to stockholders that occurred in the first quarter of 2005. The total expense of $1,316 included: (i)$848 for charges related to the exchange of stock options for cash;
(ii) $378 for common stock grants to employees who had chosen not to exercise options prior to the one-time cash distribution; and (iii) $90 for professional services. The non-GAAP results are provided in order to enhance the user's overall understanding of the company's current and future financial performance by excluding certain items that management believes are not indicative of its core operating results and by providing results that provide a more consistent basis for comparison between quarters. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)

                                                             JUN 30,    SEPT 30,     DEC 31,     MAR 31,     JUN 30,
                                                              2004       2004         2004        2005        2005
                                                           --------    --------     --------    --------    --------
                                                          (Unaudited) (Unaudited)             (Unaudited) (Unaudited)
                           ASSETS
Current assets:
  Cash and cash equivalents                               $   17,767   $  18,889   $  20,817   $  22,041   $   9,471
  Short-term marketable securities                            22,273      25,457      24,657      24,036      20,022
  Accounts receivable                                          8,893       7,469       7,491       6,760       7,875
  Allowance for doubtful accounts                               (500)       (500)       (450)       (450)       (450)
                                                           ---------    --------    --------    --------    --------
  Accounts receivable, net                                     8,393       6,969       7,041       6,310       7,425
  Prepaid expenses and other current assets                    1,144         985         875       1,163       1,212
  Interest receivable on investment securities                   314         389         383         399        261
  Deferred income taxes                                          656         622       2,662       2,424       1,053
  Income taxes recoverable                                       460         501       1,025       1,042       1,013
                                                           ---------    --------    --------    --------    --------
          Total current assets                                51,007      53,812      57,460      57,415      40,457

Computers, purchased software and property                     2,682       3,113       3,218       2,642       2,602
Less accumulated depreciation and amortization                 1,690       1,907       2,125       1,623       1,754
                                                           ---------    --------    --------    --------    --------
Computers, purchased software and property, net                  992       1,206       1,093       1,019         848

Long-term marketable securities                               18,441      14,136      12,106       6,086       3,543
Intangible assets                                                 78          38           -           -           -
Goodwill                                                       5,434      11,737      11,726      11,726      11,726
Deferred income taxes                                            309         295         207         366       1,495
Investment in affiliate                                            -           -           -           -       2,000
                                                           ---------    --------    --------    --------    --------
          Total assets                                    $   76,261   $  81,224   $  82,592   $  76,612   $  60,069
                                                           =========    ========    ========    ========    ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $    1,341   $     995   $     756   $     710   $     413
  Income taxes payable                                             -           -       1,309         148         260
  Accrued expenses                                             3,315       2,738       2,364       2,274       2,890
  Accrued loss on disposal of leased property                    419         346       2,278       1,826       1,492
  Current portion of deferred acquisition payment                  -       3,150       3,150       3,150       3,150
  Dividends declared                                               -           -           -      17,375           -
  Deferred revenue                                             2,778       2,209       1,667       1,085       1,166
                                                           ---------    --------    --------    --------    --------
          Total current liabilities                            7,853       9,438      11,524      26,568       9,371

Non current liabilities:
   Non-current portion of deferred acquisition payment             -       3,150       3,150           -           -
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  11,724,082 as of Jun. 30, 2005, excluding option grants         11          11          11          11          12
  Additional paid-in capital                                  80,206      80,384      80,652      74,015      74,170
  Cost of common stock in treasury (2,720,823
  shares as of Jun. 30, 2005)                                (24,997)    (24,997)    (24,997)    (24,997)    (24,997)
  Stock-based compensation                                       161         180         181         585         823
  Retained earnings                                           12,737      12,742      11,462           -         454
  Accumulated other comprehensive income                         290         316         609         430         236
                                                           ---------    --------    --------    --------    --------
          Total stockholders' equity                          68,408      68,636      67,918      50,044      50,698
                                                           ---------    --------    --------    --------    --------
         Total liabilities and stockholders' equity       $   76,261   $  81,224   $  82,592   $  76,612   $  60,069
                                                           =========    ========    ========    ========    ========


Total cash and marketable securities                      $   58,481   $  58,482   $  57,580   $  52,163   $  33,036

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                 ------------------------  ------------------------
                                                      2004         2005         2004         2005
                                                    ---------    --------     ---------    --------
                                                   (Unaudited)  (Unaudited)  (Unaudited)  (Unaudited)
Cash flows from operating activities
Net income (loss)                                  $      196   $     454    $      711   $    (316)

Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
  Depreciation and amortization                           426         302           781         686
  Non-cash compensation                                   101         238           161         642
  Deferred income taxes                                    (5)        242            26         321
Changes in operating assets and liabilities
  Accounts receivable                                    (260)     (1,115)       (1,888)       (384)
  Prepaid expenses and other current assets               218         139          (321)       (166)
  Accounts payable                                       (213)       (297)         (261)       (343)
  Income taxes                                            (59)        141        (1,101)     (1,037)
  Accrued expenses and other                               99         282        (1,173)       (260)
Deferred revenue                                          121          81            13        (501)
                                                    ---------    --------     ---------    --------
Net cash provided by (used in) operating
  activities                                              624         467        (3,052)     (1,358)

Cash flows from investing activities
  Acquisition of Compendit, net of cash                  (556)          -        (5,676)     (3,150)
  Note receivable from affiliate                            -         (50)            -         (50)
  Investment in affiliate                                   -      (2,000)            -      (2,000)
  Decrease in marketable securities                      (821)      6,375         2,334      12,734
Purchases of property and equipment                      (157)        (25)         (410)       (162)
                                                    ---------    ---------    ---------    ---------
Net cash provided by (used in) investing
  activities                                           (1,534)      4,300        (3,752)      7,372

Cash flows from financing activities
  Proceeds from stock option and purchase plans            93         156           415         202
Dividends                                                   -     (17,375)            -     (17,375)
                                                    ---------    --------     ---------    ---------
Net cash provided by (used in) financing
  activities                                               93     (17,219)          415     (17,173)
                                                    ---------    --------     ---------    ---------
Effect of changes in exchange rates on cash               (46)       (118)           85        (187)
Increase (decrease) in cash and cash equivalents         (863)    (12,570)       (6,304)    (11,346)
Cash and cash equivalents, beg. of period              18,630      22,041        24,071      20,817
                                                    ---------    --------     ---------    --------
Cash and cash equivalents, end of period           $   17,767   $   9,471    $   17,767   $   9,471
                                                    =========    ========     =========    ========